Exhibit 10.2

FORM OF THE STANDARD

STOCK OPTION AGREEMENT

NABORS INDUSTRIES LTD.

This Stock Option Agreement (“Agreement”) is effective the     day of            , 2012 (“Date of Grant”) between Nabors Industries, Inc. (“NII”), acting on behalf of Nabors Industries Ltd. (“NIL” or the “Company”) and at the request of a subsidiary of NIL (“Subsidiary”), and «NAME» (“Optionee”), an employee of Subsidiary,

WHEREAS, Subsidiary desires to provide a grant of stock options to Optionee as an incentive to encourage stock ownership and to remain in the employ of Subsidiary; and

WHEREAS, it is agreed between the parties that the stock options shall be governed exclusively by this Agreement and the Amended and Restated 2003 Employee Stock Plan (the “Plan”). In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used but no defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise.

NOW, THEREFORE, the parties agree as follows:

1. Grant of Options:

(a) Number of Shares. NII at the request of Subsidiary hereby grants to Optionee in accordance with the terms and conditions of the Plan, the right and option to purchase from NIL all or any part of an aggregate of «NUMBER» Common Chares (the “Options”).

(b) Exercise Price. The Options shall have an exercise price of $         per Common Share, which has been determined to be not less than the Fair Market Value of a Common Share at the Date of Grant.

(c) Expiration Date. The Options shall expire on (the “Expiration Date”).

(d) Vesting. Optionee’s rights with respect to the Options, subject to the provisions of paragraph 2 below, shall only vest in four (4) equal annual installments beginning on the first calendar year anniversary of the Date of Grant.

(e) Exercise of Options. Subject to earlier expiration of the Options as herein provided, the Options may be exercised, by written notice to the Company addressed to the attention of its Corporate Secretary ( or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, the Options shall not be exercisable for more than a percentage of the aggregate number of Common Shares offered by this Agreement that are vested, determined in accordance with paragraph 1(d). Except as provided in paragraph 2(a) and subject to paragraph 2(b), the Options may be exercised only while Optionee remains an employee, officer, director or consultant of Subsidiary and will terminate and cease to be exercisable upon Optionee’s termination of employment or other service relationship with Subsidiary.

2. Terms and Conditions. The Options are subject to the following terms and conditions:

(a) Effect of Termination of Employment. Subject to paragraph 2(b) below, if Optionee ceases to be an employee, officer, director or consultant of Subsidiary by reason of death, disability or by a bona fide voluntary resignation by Optionee (as determined in the sole discretion of the Administrator) which provides at least two (2) weeks advance written notice of resignation (or longer period if required by other written arrangement) (a “Qualifying

Resignation”), any outstanding vested Options on the date of termination may be exercised after Optionee’s date of termination by Optionee (or in the event of Optionee’s death, Optionee’s heirs, devisees, or legatees) no later than three (3) months from the date of termination. If Optionee ceases to be an employee, officer, director or consultant of Subsidiary for any reason other than death, disability or a Qualifying Resignation (including termination by Subsidiary whether with or without cause), any outstanding options whether vested or unvested may not be exercised after Optionee’s date of termination and shall be forfeited; provided, however, in its sole discretion the Administrator may extend the time to exercise any options that were vested on the date of termination to a period ending on the earlier of (i) three (3) months from the date of termination and (ii) the Expiration Date. In all events, all options which are unvested on and as of the date of termination shall be forfeited.

(b) Wrongful Conduct. If the Board of NIL or any committee of the Board, prior to or following the date Optionee ceases for any reason whatsoever to be an employee, officer, director, or consultant of the Subsidiary (or any other subsidiary of NIL), and after full consideration of the facts, find by majority vote that Optionee has engaged in fraud, embezzlement, theft, commission of a felony, dishonesty, or any other conduct inimical to NII, NIL or Subsidiary, Optionee shall forfeit all unexercised options, whether or not vested and shall return to the Company any gain on options previously exercised during the period following (x) the date the inimical conduct first occurred or (y) one (1) year prior to the date of termination, whichever is earlier. The decision of the Board or such committee shall be final.

(c) Solicitation of Employees/Competition. During the term of employment and for a period of one (1) year following the termination of employment with the Company, Optionee agrees that he or she will not (i) individually or on behalf of his or her employer or any other person or entity, directly or indirectly, solicit, divert, or recruit any employee of the Company, its parent, subsidiary or affiliated companies, or induce any employee of the Company, its parent, subsidiary or affiliated companies, to terminate his or her employment, or (ii) directly or indirectly, as an employee, principal, agent, trustee or otherwise, engage in any business through a corporation, partnership or other entity that competes directly with any business that is conducted by the Company or its affiliates and that (x) Optionee was directly or indirectly engaged in on behalf of the Company or (y) Optionee obtained confidential information regarding during the course of his or her employment . Without limiting the remedies to which Company may be entitled, if the Board of Directors of the Company or any committee of the Board of Directors, prior to or following the date an Optionee ceases, for any reason whatsoever, to be an employee, officer, director, or consultant of the Employer and after full consideration of the facts, find by majority vote that Optionee has engaged in any of the activities mentioned in (i) or (ii) above, Optionee shall forfeit all unexercised options, whether or not vested. The decision of the Board of Directors of the Company or any committee of the Board of Directors shall be final.

(d) Continuance of Employment. Nothing in this Agreement shall confer on any individual any right to be employed by or to continue in the employ or service of Subsidiary or any Affiliate or to interfere in any way with the right of Subsidiary to terminate Optionee’s employment or service at any time.

(e) Non-Qualified Options. The options shall be treated as non-qualified stock options for U.S. federal income tax purposes.

(f) Governing Terms. This Agreement is subject to, and Subsidiary and Optionee agree to be bound by, all the terms and conditions of the Plan under which the Options were granted, as the same may have been amended from time to time in accordance with its terms. Under the Plan, the Administrator is vested with conclusive authority to interpret and construe the Plan and this Agreement, and is authorized to adopt rules and regulations for carrying out the Plan. A copy of the Plan in its present form is available for inspection during business hours by Optionee or other persons entitled to exercise the Options at the Company’s principal office.

3. Notices. Any notice hereunder to NII shall be addressed to it at its office as follows: Attn: Secretary. Any notice hereunder to Optionee shall be addressed to Optionee at the address on file with Subsidiary. Either party may designate at any time hereafter in writing some other address.

4. Shareholder Rights. Neither Optionee nor Optionee’s heirs, devisees, legal representative, legatees or distributes, as the case may be, shall have any of the rights or privileges of a shareholder of NIL by virtue of the Option except with respect to any Common Shares actually issued or transferred of record and delivered to one of the aforementioned persons.

5. Acknowledgments.

(a) Optionee agrees to be bound by the terms of this Agreement and the Plan and hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of this Agreement and the Plan shall be final, conclusive and binding on all Optionees and their heirs, devisees, legal representatives, legatees, beneficiaries and distributees.

(b) Equitable Adjustments. Optionee understands that the Optionee may be subject to the Equitable Adjustment provisions in Section 5 of the Plan.

6. Governing Law & Severability. The Plan and all rights and obligations thereunder shall be construed in accordance with and governed by the laws of the State of Delaware. If any provision of this Agreement should be held invalid, the remainder of this Agreement shall be enforced to the greatest extent permitted by applicable law, it being the intent of the parties that invalid or unenforceable provisions are severable.

7. Modifications. No modification or waiver of this Agreement or any part hereof shall be valid or effective unless in writing and signed by the parties hereto. Further, no waiver or breach of this Agreement shall be deemed to be a waiver of any other subsequent breach or conditions, whether of a like or different nature.

8. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter and supersedes any and all prior understandings, agreements or correspondence between the parties.

9. Dispute. Any dispute, controversy or claim arising out of, or relating to, this Agreement or the breach, termination or invalidity thereof, shall be settled by arbitration before a single arbitrator in accordance with the rules of the American Arbitration Association. The place of arbitration shall be at Houston, Texas. Nothing herein shall preclude either party from seeking injunctive relief or other provisional remedy in aid of arbitration or arbitration panel in case of any such breach, without limiting any other relief to which such party may be entitled at law or equity or under this Agreement by the Subsidiary. The losing party shall bear all the costs of any proceeding including reasonable attorney fees.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

NABORS INDUSTRIES, INC.

By:

OPTIONEE

«NAME»